INTERNATIONAL SHIPHOLDING CORPORATION

                           BY-LAWS

                          ARTICLE I

                  MEETINGS OF STOCKHOLDERS



SECTION 1. ANNUAL MEETINGS. --Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at the office of the Company in New Orleans, Louisiana, at 9:30 a.m. on the fourth Thursday in April, or at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and set forth in the notice of the meeting.

SECTION 2. VOTING.--All elections for directors shall be decided by plurality vote; all other questions shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. The vote for directors shall be by ballot.

     A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of the stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting; either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 3. QUORUM.--Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Company entitled to vote shall constitute a quorum at all-meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 4. SPECIAL MEETINGS.--Special meetings of the stockholders may be called by the Chairman, President, or Secretary, or by resolution of the Board of Directors, and may be held at such time and in such place and for such purpose as is specified in the notice of meeting.

SECTION 5. NOTICE OF MEETINGS.--Unless waived, written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Company, not less than ten nor more than fifty days before the day of the meeting, and such notice shall be deemed to be given at the time when the same shall be deposited, with postage thereon prepaid, in the United States mail.

SECTION 6. ORDER OF BUSINESS.--The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business at any meeting at which a quorum is present may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.


                         ARTICLE II

                          Directors


SECTION 1. NUMBER AND TERM.--The number of directors shall consist of such number of persons, not less than three (3), as shall from time to time be fixed by resolution of the Board of Directors.

SECTION 2. RESIGNATIONS.--Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, President, or Secretary. The acceptance of a resignation, shall be not be necessary to make it effective.

SECTION 3. COMMITTEES.--The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Company. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent of disqualified member.

SECTION 4. MEETINGS.--The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business after the annual meeting of the stockholders, at such time and place as may be fixed by the Board.

      Regular meetings of the Board may be held without notice at such places and times as shall be determined from time to time by resolution of the Board.

      Special meetings of the Board may be called by the Chairman, the President, or the Secretary, and shall be called by them on the written request of any two directors. At least 12 hours notice (or at least 36 hours notice of given by mail) shall be given to each director unless waived and such meeting shall be held at such place as may be determined by the Board or as shall be stated in the notice of the meeting.

SECTION 5. QUORUM AND MANNER OF ACTING.--A majority of the directors shall constitute a quorum for the transaction of business. The vote of a majority of a quorum of the Board shall be the act of the Board. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 6. COMPENSATION.--The Board of Directors shall fix the amount of the fees or other compensation payable to each director who is not otherwise compensated as an officer or employee of the Company or of one of its subsidiaries. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 7. INDEMNIFICATION.--(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or any of its subsidiaries (including nominees and designees who have not yet taken office) or is or was serving at the request of the Company (including any person who has not been duly elected or appointed) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (the "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("GCL"), as presently existing or as it may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the GCL permitted the Company to provide prior to such amendment), against any and all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid in connection with any arbitration or investigation and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Indemnitee's rights hereunder shall be contract rights and shall include the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such proceeding, shall be made only upon delivery to the Company of an undertaking in a form satisfactory to counsel for the Company, by or on behalf of such Indemnitee, to repay all amounts so advanced if it should be ultimately determined that such Indemnitee is not entitled to be indemnified under this provision or otherwise. For purposes of this provision the term Company shall include any resulting or constitutent entities.

      (b) Nonexclusivity of Rights. The rights conferred herein on any person shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, contract or other agreement, vote of stockholders or disinterested directors or otherwise.

      (c) Insurance. The Company may maintain insurance at its expense, to protect itself and any such director (including nominees and designees who have not yet taken office), officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the GCL.

                         ARTICLE III

                          Officers


SECTION 1. OFFICERS.--The officers of the Company shall be a Chairman, a President, a Vice President, or more than one Vice President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Controller, and may appoint or may delegate the appointment of one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and such other officers and agents as they may deem proper. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. All of the said elected officers shall hold their offices at the pleasure of the Board.

SECTION 2. CHAIRMAN.--The Chairman shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of the chief executive of a company. He shall preside at all meetings of the stockholders and of the Board of Directors, and shall have general supervision, direction and control of the business of the Company. Except as the Board of Directors shall authorize the execution thereof in some other manner, the Chairman may execute bonds, mortgages and any other contracts of any nature in behalf of the Company.

SECTION 3. PRESIDENT.--The President shall be the chief operating officer of the Company. At the request of the
Chairman, or in his absence or during his disability, the President shall perform the duties and exercise the functions of the Chairman. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President may execute bonds, mortgages and any other contracts of any nature in behalf of the Company.

SECTION 4. VICE PRESIDENT.--In the event of death, absence or inability of the President to perform any duties imposed upon him by these By-Laws and the order of the Board of Directors, the Vice President, or if there be more than one, the Vice Presidents in the order of seniority, may exercise his powers and perform his duties subject to the control of the Chairman and the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, any Vice President may execute bonds, mortgages and any other contracts of any nature in behalf of the Company.

SECTION 5. SECRETARY.--The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, the President, or by the directors, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Company and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chairman. He shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman, and attest the same.

SECTION 6. TREASURER.--The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. He shall deposit all monies and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors.

      The treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, the Chairman, or the President, taking proper vouchers for such disbursements. If required by the Board of Directors, he shall give the Company a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

      The Treasurer shall sign all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company in such manner as shall be determined from time to time by resolution of the Board of Directors; provided, however, that the Directors shall have power by resolution to delegate any of the duties or powers of the Treasurer to other officers.

SECTION 7. CONTROLLER.--The Controller shall be in charge of all Company accounting books, records, and procedures, shall perform internal audits, shall prepare budgets, financial statements and reports for the Chairman, the President, and the Board of Directors. He shall keep his accounts in the name of the Company and shall render such reports as may be required by the Board of Directors, the Chairman, or the President.

      The Controller shall perform such other duties as may, from time to time, be assigned to him by the Chairman or by the Board of Directors; and in the event the office of the Controller is vacant, such duties shall be performed by such person as may be designated by the Chairman.

SECTION 8. ASSISTANT SECRETARIES.--Assistant Secretaries, if any shall be appointed, shall, during the absence or disability of the Secretary, perform all the duties of the Secretary and shall have such other powers and shall perform such other duties as shall be assigned to them.

SECTION 9. ASSISTANT TREASURERS.--Assistant Treasurers, if any shall be appointed, shall, during the absence or disability of the Treasurer, perform all the duties of the Treasurer and shall have such other power and shall perform such other duties as shall be assigned to them.

SECTION 10. ASSISTANT CONTROLLERS.--Assistant Controllers, if any shall be appointed, shall, during the absence or disability of the Controller, perform all the duties of the Controller and shall have such other powers and shall perform such other duties as shall be assigned to them.

                         ARTICLE IV

                        Miscellaneous

SECTION 1. STOCKHOLDERS RECORD DATE.--In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to Company action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that if the adjournment is for more than 30 days or if the Board of Directors fixes a new record date for the adjourned meeting, a notice thereof shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2. FISCAL YEAR.--The fiscal year of the Company shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.


                          ARTICLE V

                         Amendments


These By-Laws may be altered or repealed and By-Laws may be made by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.